Exhibit 107

Calculation of Filing Fee Tables

Form S-3

(Form Type)

Amylyx Pharmaceuticals, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(2)	Proposed Maximum Offering Price Per Unit(3)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity(1)	Common Stock, par value $0.0001 per share	457(o)	$—	$—	$ —	—	$ —

Fees to Be Paid	Equity(1)	Preferred Stock, par value $0.0001 per share	457 (o)	—	—	—	—	—

Fees to Be Paid	Debt(1)	Debt Securities	457(o)	—	—	—	—	—

Fees to Be Paid	Other(1)	Warrants	457(o)	—	—	—	—	—

Fees to Be Paid	Other(1)	Units	457(o)	—	—	—	—	—

Fees to Be Paid	Unallocated (Universal) Shelf(1)		457(o)	—	—	$300,000,000	0.00015310	$45,930

Carry Forward Securities

Carry Forward Securities	Equity	Common Stock, par value $0.0001 per share	415(a)(6)						POSASR	333-270505	March 4, 2025

Carry Forward Securities	Equity	Preferred Stock, par value $0.0001 per share	415(a)(6)						POSASR	333-270505	March 4, 2025

Carry Forward Securities	Debt	Debt Securities	415(a)(6)						POSASR	333-270505	March 4, 2025

Carry Forward Securities	Other	Warrants	415(a)(6)						POSASR	333-270505	March 4, 2025

Carry Forward Securities	Other	Units	415(a)(6)						POSASR	333-270505	March 4, 2025

Carry Forward Securities	Unallocated (Universal) Shelf(1)		415(a)(6)			$300,000,000(4)			POSASR	333-270505	March 4, 2025	$45,930

	Total Offering Amounts							$45,930

	Total Fees Previously Paid							$45,930

	Total Fee Offsets							—

	Net Fee Due							$0

(1)

The amount to be registered consists of up to $300,000,000 of an indeterminate amount of common stock, preferred stock, debt securities, warrants and/or units that may be offered and sold from time to time in one or more offerings. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall also cover any additional shares of the registrant’s securities that may be offered or issued by reason of any stock splits, stock dividend, or similar transaction or pursuant to anti-dilution provisions of any of the securities.

(2)

Such indeterminate number or amount of common stock, preferred stock, debt securities, warrants and/or units to purchase any combination of the foregoing securities, as may from time to time be issued at indeterminate prices, and units composed of one or more of the foregoing securities, with an aggregate initial offering price not to exceed $300,000,000. Securities registered hereunder may be sold separately or together in any combination with other securities registered hereunder. Warrants may be exercised to purchase any of the other securities registered hereby. The securities registered hereunder also include such indeterminate number of common stock and preferred stock and amount of debt securities as may be issued upon conversion of or exchange for securities that provide for conversion or exchange, upon exercise of securities or pursuant to the antidilution provisions of any other securities.

(3)

The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance by the registrant of the securities registered hereunder and is not specified as to each class of security pursuant to General Instruction II.D. of Form S-3 under the Securities Act.

(4)

On March 13, 2023, the registrant filed a Registration Statement on Form S-3 (File No. 333- 270505) as a “well-known seasoned issuer” (as such term is defined in Rule 405 of the Securities Act). On March 4, 2025, the registrant filed a Post-Effective Amendment No. 1 to such registration statement to include disclosure required therein for a registrant other than a well-known seasoned issuer, registering an aggregate offering price of $300,000,000 of securities and paying the associated registration fee of $45,930. The Post-Effective Amendment No. 1 became effective automatically upon filing. The Registration Statement (File No. 333-270505), as amended by the Post-Effective Amendment No. 1, is referred to as the “Prior Registration Statement.” As of the date hereof, the registrant has not sold any of the $300,000,000 of securities registered for offer and sale pursuant to the Prior Registration Statement (the “Unsold Securities”). Pursuant to Rule 415(a)(6), the registration fee of $45,930 associated with the offering of the Unsold Securities is hereby applied to offset the registration fee associated with this registration statement, and no additional filing fee is due with respect to the Unsold Securities in connection with the filing of this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement. During the grace period afforded by Rule 415(a)(5) of the Securities Act, the registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this registration statement, the registrant sells any Unsold Securities pursuant to the Prior Registration Statement, the registrant will identify in a pre-effective amendment to this registration statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this registration statement pursuant to Rule 415(a)(6) and the updated amount of new securities to be registered on this registration statement.